UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                            July 31, 2003

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)

(301) 944-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 5. Other Events

     On July 31, 2003, The American College of Obstetricians and Gynecologists (ACOG) published new recommendations for cervical cancer screening. The new ACOG recommendations provide two screening options for women age 30 and older. One of the options is the combined use of a cervical cytology test and an FDA-approved test for high-risk types of HPV. Digene Corporation’s DNAwithPap™ Test is the only FDA-approved high-risk HPV DNA test. As further described in the Digene press release attached to this Form 8-K Report, if testing is done using an FDA-approved test for high-risk types of HPV in combination with cervical cytology and a woman tests negative on both tests, then she should be rescreened with the combined tests no more frequently than every three years. If only one of the tests is negative, then more frequent screening is necessary.

     According to ACOG, the new recommendations represent the most comprehensive revision of Pap test and other cervical cancer screening recommendations in over a decade and are effective immediately. ACOG is the national medical organization representing more than 45,000 members who provide health care for women. The press release announcing the inclusion of DNAwithPap in the new ACOG recommendations is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release dated August 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

/s/ Charles M. Fleischman
Date: August 1, 2003	By:	Charles M. Fleischman
	Title:	President, Chief Operating Officer and Chief Financial Officer